                                 EXHIBIT 12(a)

                                SUNAMERICA INC.
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
 (FIXED CHARGES INCLUDE DIVIDENDS PAID ON PREFERRED SECURITIES OF GRANTOR TRUSTS
  AND INTEREST INCURRED ON SENIOR AND SUBORDINATED DEBT, BUT EXCLUDE INTEREST
                                  INCURRED ON
      FIXED ANNUITIES, GUARANTEED INVESTMENT CONTRACTS AND TRUST DEPOSITS)


                                                                                                        Years ended September 30,
                                                     ----------------------------------------------------------------------------
                                                          1996             1995             1994             1993            1992
                                                     ---------        ---------        ---------        ---------       ---------

                                                                                 (In thousands, except ratios)

Earnings:
Pretax income                                        $ 392,027        $ 279,606        $ 240,001        $ 184,011       $ 111,091
                                                     ---------        ---------        ---------        ---------       ---------
Add:
   Interest incurred on:
      Senior indebtedness                               69,033           55,985           50,292           36,246          33,224
      Subordinated notes                                    --               --               --               --           3,941
                                                     ---------        ---------        ---------        ---------       ---------
      Total interest incurred                           69,033           55,985           50,292           36,246          37,165
                                                     ---------        ---------        ---------        ---------       ---------
   Dividends paid on preferred
      securities of grantor trusts                      20,235            1,673               --               --              --
                                                     ---------        ---------        ---------        ---------       ---------
Total earnings                                       $ 481,295        $ 337,264        $ 290,293        $ 220,257       $ 148,256
                                                     =========        =========        =========        =========       =========
Fixed charges:
Interest incurred on:
   Senior indebtedness                               $  69,033        $  55,985        $  50,292        $  36,246       $  33,224
   Subordinated notes                                       --               --               --               --           3,941
                                                     ---------        ---------        ---------        ---------       ---------
   Total interest incurred                              69,033           55,985           50,292           36,246          37,165

Dividends paid on preferred
   securities of grantor trusts                         20,235            1,673               --               --              --
                                                     ---------        ---------        ---------        ---------       ---------
Total fixed charges                                  $  89,268        $  57,658        $  50,292        $  36,246       $  37,165
                                                     =========        =========        =========        =========       =========

Ratio of earnings to fixed charges
   (which include dividends paid on
   preferred securities of grantor
   trusts and interest incurred on
   senior and subordinated debt,
   but exclude interest incurred
   on fixed annuities, guaranteed
   investment contracts and trust
   deposits)                                               5.4x             5.8x             5.8x             6.1x            4.0x
                                                     =========        =========        =========        =========       =========

                                SUNAMERICA INC.
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
 (FIXED CHARGES INCLUDE DIVIDENDS PAID ON PREFERRED SECURITIES OF GRANTOR TRUSTS
    AND INTEREST INCURRED ON SENIOR AND SUBORDINATED DEBT, FIXED ANNUITIES,
              GUARANTEED INVESTMENT CONTRACTS AND TRUST DEPOSITS)

                                                                                                         Years ended September 30,
                                                    ------------------------------------------------------------------------------
                                                          1996             1995             1994             1993             1992
                                                    ----------        ---------        ---------        ---------        ---------

Earnings:                                                          (In thousands, except ratios)

Pretax income                                       $  392,027        $ 279,606        $ 240,001        $ 184,011        $ 111,091
                                                    ----------        ---------        ---------        ---------        ---------
Add:
   Interest incurred on:
      Fixed annuity contracts                          410,269          258,730          254,464          308,910          362,094
      Guaranteed investment contracts                  252,027          213,340          150,424          136,984          140,114
      Trust deposits                                     9,968           10,519            8,516            8,438            4,256
      Senior indebtedness                               69,033           55,985           50,292           36,246           33,224
      Subordinated notes                                    --               --               --               --            3,941
                                                    ----------        ---------        ---------        ---------        ---------
      Total interest incurred                          741,297          538,574          463,696          490,578          543,629
                                                    ----------        ---------        ---------        ---------        ---------
   Dividends paid on preferred
      securities of grantor trusts                      20,235            1,673               --               --               --
                                                    ----------        ---------        ---------        ---------        ---------
Total earnings                                      $1,153,559        $ 819,853        $ 703,697        $ 674,589        $ 654,720
                                                    ==========        =========        =========        =========        =========
Fixed charges:
Interest incurred on:
   Fixed annuity contracts                          $  410,269        $ 258,730        $ 254,464        $ 308,910        $ 362,094
   Guaranteed investment contracts                     252,027          213,340          150,424          136,984          140,114
   Trust deposits                                        9,968           10,519            8,516            8,438            4,256
   Senior indebtedness                                  69,033           55,985           50,292           36,246           33,224
   Subordinated notes                                       --               --               --               --            3,941
                                                    ----------        ---------        ---------        ---------        ---------
   Total interest incurred                             741,297          538,574          463,696          490,578          543,629

Dividends paid on preferred
   securities of grantor trusts                         20,235            1,673               --               --               --
                                                    ----------        ---------        ---------        ---------        ---------
Total fixed charges                                 $  761,532        $ 540,247        $ 463,696        $ 490,578        $ 543,629
                                                    ==========        =========        =========        =========        =========

Ratio of earnings to fixed charges
   (which include dividends paid on
   preferred securities of grantor
   trusts and interest incurred on
   senior and subordinated debt,
   fixed annuities, guaranteed
   investment contracts and trust
   deposits)                                               1.5x             1.5x             1.5x             1.4x             1.2x
                                                    ==========        =========        =========        =========        =========